SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 19, 1999



                                  SBARRO, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    New York
                  --------------------------------------------
                 (State or other jurisdiction of incorporation)


              1-8881                                   11-2501939
       ----------------------                -------------------------------
      (Commission File Number)              (IRS Employer Identification No.)


     401 Broadhollow Road, Melville, New York                      11747
    -----------------------------------------                      -----
   (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (516) 864-0200


                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

                  On January 19, 1999, the Company, Sbarro Merger LLC, a New York limited liability company ("Mergeco"), and Mario Sbarro, Joseph Sbarro, Joseph Sbarro (1994) Family Limited Partnership, Anthony Sbarro, and Mario
Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants (collectively the "Continuing Shareholders") entered into an Agreement and Plan of Merger (the "Merger Agreement").

                  The following is a brief discussion of the Merger Agreement and as qualified in its entirety by reference to the Merger Agreement, a copy of which is Exhibit 2 to this Report.

                  The Merger Agreement provides for the merger of Mergeco with and into the Company (the "Merger"), with each outstanding share of the Company's Common Stock, par value $.01 per share, other than shares held of record by Mergeco or the Continuing Shareholders or in the Company's treasury, to be converted into the right to receive $28.85 in cash (the "Merger Consideration"). The shares to be purchased comprise approximately 65.6% of the Company's 20,531,977 presently outstanding shares of Common Stock. In addition, all outstanding stock options, including those held by the Continuing Shareholders, will be terminated. For each such option, the holder thereof will be paid the difference between the Merger Consideration and the exercise price per share, multiplied by the total number of shares of Common Stock subject to such option.

                  On January 19, 1999, the Merger Agreement was approved and adopted by the Board of Directors of the Company following the unanimous recommendation by a special committee of independent directors. Prudential Securities Incorporated, which has been acting as financial advisor to the special committee, rendered its opinion dated January 19, 1999 to the special committee that, as of the date of such opinion, the Merger Consideration is fair from a financial point of view to the public shareholders.

                  The Merger Agreement contains certain conditions to closing, including, among other things, (i) approval by a majority of the votes cast (excluding votes cast by the Continuing Shareholders, abstentions and broker non-votes) at a meeting of the Company's shareholders to be called to consider adoption of the Merger Agreement, (ii) receipt of financing for the transactions contemplated by the Merger Agreement, (iii) the continued suspension of dividends by the Company and (iv) the settlement of shareholder class action lawsuits that have been filed relating to the Merger.

                  A Memorandum of Understanding, which contemplates the Merger Consideration of $28.85, has been entered into with counsel to the plaintiffs in the shareholder class actions arising from the proposed Merger for the proposed settlement of such lawsuits. The settlement is subject to, among other things, completion of definitive documentation relating to the settlement, court approval and consummation of the Merger. The foregoing is a brief discussion of the Memorandum of Understanding and is qualified in its entirety by reference to the Memorandum of Understanding, a copy of which is Exhibit 99.01 to this Report.

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



                  Approximately $408 million will be required to pay the aggregate Merger Consideration to shareholders of the Company (other than the Continuing Shareholders) and to holders of options to purchase shares of the Company's Common Stock (including Mario Sbarro, Anthony Sbarro and Joseph Sbarro) at the closing of the Merger, as well as anticipated fees and expenses of the contemplated transactions. It is anticipated that the sources of the required funds will be $138 million of the Company's cash and marketable securities and $300 million to be obtained through debt financing. The debt financing is to include either a bank revolving credit facility, which will have undrawn availability on the closing date of the Merger, or excess cash to fund the Company's ongoing working capital needs, including capital expenditures. Among the conditions to the obligation of the Continuing Shareholders to consummate the Merger is that the Company shall have obtained the debt financing on the material terms and conditions no less favorable than those described in the Merger Agreement, including those set forth in the term sheet annexed as Exhibit "B" to the Merger Agreement. The Continuing Shareholders have received a letter from Bear, Stearns & Co. Inc. that, subject to certain conditions, Bear Stearns is highly confident that the debt financing can be obtained. A copy of that letter is annexed as Exhibit "A" to the Merger Agreement.

                  A copy of the Company's press release dated January 20, 1999 relating to the foregoing is Exhibit 99.02 to this Report.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial statements of business acquired:

                  Not applicable.

         (b)      Pro forma financial information:

                  Not applicable.

         (c)      Exhibits:

                  2 Agreement and Plan of Merger dated as of January 19, 1999 among the Company, Sbarro Merger LLC, a New York limited liability company, Mario Sbarro, Joseph Sbarro, Joseph Sbarro (1994) Family Limited Partnership, Anthony Sbarro, and Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants.

                  99.01 Memorandum of Understanding dated January 19, 1999 among counsel to the plaintiffs and counsel to the defendants in the various class action lawsuits instituted by certain shareholders of the Company.

                  99.02    The Company's press release dated January 20, 1999.



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



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           SBARRO, INC.


Date: January 21, 1999                     By: /s/ Robert S. Koebele
                                               ---------------------------------
                                               Robert S. Koebele,
                                               Vice President-Finance


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



                                  EXHIBIT INDEX



Exhibit
Number            Description
--------          -----------

2 Agreement and Plan of Merger dated as of January 19, 1999 among the Company, Sbarro Merger LLC, a New York limited liability company, Mario Sbarro, Joseph Sbarro, Joseph Sbarro
                  (1994) Family Limited Partnership, Anthony Sbarro, and Mario Sbarro and Franklin Montgomery, not individually but as trustees under that certain Trust Agreement dated April 28, 1984 for the benefit of Carmela Sbarro and her descendants.

99.01 Memorandum of Understanding dated January 19, 1999 among counsel to the plaintiffs and counsel to the defendants in the various class action lawsuits instituted by certain shareholders of the Company.

99.02             The Company's press release dated January 20, 1999.


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